UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2004

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19801 SW 72nd Avenue, Suite 250, Tualatin, Oregon		97062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 885-9699

Item 5. Other Events and Regulation FD Disclosure.

On February 24, 2004, Digimarc Corporation (the “Company”) announced via press release the Company’s financial results for the fourth quarter and year ended December 31, 2003 and updated guidance for its first quarter and full year 2004.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additionally, the Company issued a press release on February 24, 2004 in connection with its securing a sub-contract to supply consumables and equipment in connection with an international voter identification project.  The full text of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description
99.1

Press Release issued by Digimarc Corporation dated February 24, 2004 regarding financial results for the fourth quarter and year ended December 31, 2003 and updated guidance for the first quarter and full year 2004.

99.2	Press Release issued by Digimarc Corporation dated February 24, 2004 regarding the sub-contract to supply consumables and equipment in connection with an international voter identification project.

Item 12.  Results of Operations and Financial Condition.

On February 24, 2004, the Company announced via press release the Company’s financial results for the fourth quarter and year ended December 31, 2003 and updated guidance for its first quarter and full year 2004.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION
Dated: February 24, 2004	By:	/s/ E.K. Ranjit
E.K. Ranjit, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press Release issued by Digimarc Corporation dated February 24, 2004 regarding financial results for the fourth quarter and year ended December 31, 2003 and updated guidance for the first quarter and full year 2004.

99.2	Press Release issued by Digimarc Corporation dated February 24, 2004 regarding the sub-contract to supply consumables and equipment in connection with an international voter identification project.